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                                                                   Exhibit 10.32


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE

      This Settlement Agreement and Mutual Release (this "Agreement") is entered into this 3rd day of September, 2002, by and between VistaCare, Inc., a Delaware corporation (the "Company"), and Lloyd S. Wylie, an individual residing at 11879 North 80th Place, Scottsdale, Arizona 85258 ("Wylie").

                                   Background

      A. The Company loaned Wylie $66,000 evidenced by a promissory note dated February 29, 1996 (the "Note"). As of June 30, 1999, a total of $72,978.41 in principal and accrued but unpaid interest was due under the Note.

      B. The Company granted Wylie options (the "Options") to purchase shares of the Company's Class A Common Stock, $.01 par value per share, at $.67 per share, which options were exercisable for an aggregate of 120,000 shares as of June 30, 1999. Wylie attempted to exercise the Options in September 1999 and in connection therewith tendered a check to the Company in the amount of $80,400 (the "Check").

      C. Wylie's employment by the Company terminated effective June 30, 1999.

      D. The parties desire that (i) the Company purchase the Options and cancel the Note and (ii) the attempted exercise of the Options be canceled with the Check being returned by the Company to Wylie.

      NOW, THEREFORE, in consideration of the mutual covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

      1. Payment; Cancellation of Note and Options. Upon receipt of a copy of this Agreement executed by Wylie and the effectiveness of this Agreement in accordance with Section 8, the Company shall (i) pay Wylie by a check an amount equal to $32,860.92 and (ii) deliver to Wylie (A) the original Note marked "Cancelled" and (B) a copy of this Agreement executed by a duly authorized representative of the Company. By executing this Agreement, Wylie acknowledges and agrees that (i) the Options are cancelled, null and void and (ii) the attempted exercise of the Options is rescinded.

      2. Mutual Release of Claims.

            (a) Wylie's Release of Company. Wylie hereby unconditionally and irrevocably waives, relinquishes and forever releases and discharges the Company and its officers, directors, shareholders, employees, agents, subsidiaries, affiliates, predecessors, successors and assigns (collectively, the "Company Indemnitees") from any and all claims, duties, causes of actions, demands, obligations, liabilities, rights, damages (including business,
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punitive or exemplary damages) of any kind or nature whether existing or contingent, now known or unknown, asserted or unasserted, whether in law, equity and administrative proceeding that Wylie now has or ever had against the Company Indemnitees since the beginning of the world through the date hereof including, but not limited to, any and all matters related in any way to Wylie's employment with or separation from the Company, as well as claims under the Employee Retirement Income Security Act of 1974, Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, any claim based on state anti-discrimination laws, any claim for wrongful discharge, and any alleged violation of public policy, contract or tort law, or any other federal, state, or local law; provided, however, that such release does not apply to the terms and conditions of this Agreement, which remain valid and enforceable.

            (b) Company's Release of Wylie. The Company hereby unconditionally and irrevocably waives, relinquishes and forever releases and discharges Wylie from any and all claims, duties, causes of actions, demands, obligations, liabilities, rights, damages (including business, punitive or exemplary damages) of any kind or nature whether existing or contingent, now known or unknown, asserted or unasserted, whether in law, equity and administrative proceeding that the Company now has or ever had against Wylie since the beginning of the world through the date hereof; provided, however, that such release does not apply to the terms and conditions of this Agreement, which remain valid and enforceable.

      3. No Admission of Liability. Without in any way limiting the terms and conditions of this Agreement, it is specifically understood and agreed that nothing contained in this Agreement can be construed in any manner whatsoever as an admission on the part of any party hereto or of any liability or responsibility whatsoever.

      4. No Presumption. Each of the parties declares that it or he has participated in the drafting of this Agreement after consulting with counsel of its or his own choosing, and that the terms of this Agreement have been fully understood and are voluntarily accepted for the purpose of making a full and final compromise and settlement of all claims released hereby. Therefore, the language of this Agreement shall not be presumptively construed in favor or against any of the parties hereto.

      5. Entire Agreement; Modification; Severability. This Agreement represents the entire understanding between the parties and, without limitation, the parties expressly agree that any previous communications, correspondence, memorializations of agreement and/or previous agreements are excluded from and expressly superseded by this Agreement. This Agreement can only be modified by a writing signed by all parties. If any provision of this Agreement is declared null and void or unenforceable, in whole or in part, by a court or tribunal having jurisdiction, then such provision or such part of a provision shall be considered separate and apart from the remainder of this Agreement, which shall remain in full force and effect.

      6. Governing Law. This Agreement is entered into in the state of Arizona and shall be interpreted and construed according to its laws. This Agreement may be enforced in any court of competent jurisdiction in Arizona.
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      7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts. A facsimile signature shall have the same force and effect as an original signature.

      8. Advice of Counsel; Effectiveness. Wylie acknowledges and agrees that he has been advised to consult an attorney before signing this Agreement, that he has thoroughly read and considered all aspects of this Agreement, that he understands all its provisions, that he has had 21 days to review it, and that he is voluntarily signing it. Wylie shall have 7 days after signing this Agreement to revoke his signature by notifying the Company in writing. This Agreement shall not become effective until after the expiration of the 7-day revocation period.


      IN WITNESS WHEREOF, the parties hereto have caused the execution of this Settlement Agreement and Mutual Release, effective as of the date indicated above.

                                     VISTACARE, INC.



                                     By: /s/ Stephen Lewis
                                        --------------------------------
                                        Senior Vice President



                                       /s/ L. S. Wylie
                                     -----------------------------------
                                     Lloyd S. Wylie